UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Carlos J. Vázquez as Chief Financial Officer

On December 6, 2023, Carlos J. Vázquez announced his retirement as Executive Vice President and Chief Financial Officer (“CFO”) of Popular, Inc. (“Popular” or the “Corporation”), effective March 31, 2024 (the “Retirement Date”). Mr. Vázquez has served as CFO of the Corporation since 2013 and has held various other leadership positions in Popular since 1997.

In connection with Mr. Vázquez’s voluntary retirement, on December 7, 2023, the Corporation and Mr. Vázquez entered into a Service Agreement pursuant to which Mr. Vázquez will provide consulting services to Popular for one year from the Retirement Date to facilitate the transition of the Chief Financial Officer’s responsibilities to his successor and support other general business initiatives (the “Service Agreement”). Mr. Vázquez will receive a monthly consulting fee equal to $32,000 during the term of the Service Agreement, and be subject to certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions.

On December 7, 2023, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation also approved the following awards to be granted to Mr. Vázquez (the “Awards”):

(i) a long-term equity incentive award corresponding to fiscal year 2024 equal to $612,000 (the “Long-Term Award”). The Long-Term Award shall be granted by the Committee to Mr. Vázquez in restricted stock at the first scheduled meeting of the Committee taking place in the month of February 2024 (the “Grant Date”), on which date the Committee shall determine the total number of restricted stock earned based on the closing price of the Corporation’s common stock on the Grant Date (the “Restricted Stock”). The Restricted Stock will vest on March 31, 2025. The Long-Term Award corresponds to Mr. Vázquez’s target opportunity under the long-term equity incentive of 80% of Mr. Vázquez’s current base salary. Mr. Vázquez will not be eligible to receive additional long-term incentive awards during 2024; and

(ii) a prorated short-term incentive cash award for fiscal year 2024 equal to $153,000 (the “Short-Term Award”), corresponding to Mr. Vazquez’s target opportunity under the short-term annual cash incentive for such year, equal to 80% of Mr. Vázquez’s current base salary, prorated based on the three full calendar months of employment during 2024. The Short-Term Award shall be payable on the first payroll date following the Retirement Date. Mr. Vázquez will continue to be eligible to receive the short-term incentive cash award for fiscal year 2023, payable during the first quarter of 2024.

In connection with the approval of the Awards, the Corporation and Mr. Vázquez entered into an Award Agreement setting forth the terms and conditions of the Awards, including with respect to award vesting and termination (the “Award Agreement”). Under the Award Agreement, Mr. Vázquez will be subject to non-competition and non-solicitation restrictions for a period of one year following the Retirement Date.

The foregoing descriptions of the Service Agreement and the Award Agreement do not purport to be complete and are qualified in their entirety by the full text of the Service Agreement and the Award Agreement, a copy of which will be filed as exhibits to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Appointment of Jorge J. García as Chief Financial Officer

On December 8, 2023, the Corporation appointed Jorge J. García as Executive Vice President and Chief Financial Officer of the Corporation, succeeding Carlos J. Vázquez. Mr. García’s appointment will become effective April 1, 2024.

Mr. García, age 51, has served as Senior Vice President, Corporate Comptroller and Chief Accounting Officer of the Corporation since March 2012. Before assuming his current role as Corporate Comptroller and Chief Accounting Officer, Mr. García served as Senior Vice President and Director of Finance and Accounting of Popular Bank, the Corporation’s banking subsidiary in the mainland United States, from June 2009 to March 2012. Mr. García holds a B.B.A. in accounting from the University of Iowa. In his role as Chief Financial Officer, Mr. García will report to Ignacio Alvarez, the Corporation’s President and Chief Executive Officer.

On December 7, 2023, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation approved an annual base salary of $590,000 for Mr. García, effective April 1, 2024, in connection with Mr. García’s promotion to Executive Vice President and Chief Financial Officer of the Corporation. Mr. García will be eligible to receive a target opportunity under the short-term annual cash incentive of 80% of base salary and a target opportunity under the long-term equity incentive of 80% of base salary. The first grant of the long-term equity incentive will be awarded in February 2024 based on Mr. García’s revised annual base salary. Mr. García will also receive employee benefits to the same extent and on the same terms as such benefits are provided generally to executive officers of the Corporation. The terms and conditions of the short-term annual cash incentive and long-term equity incentive, as well as all other components of Mr. García’s compensation under the Corporation’s compensation plans and programs, are as set forth on the Corporation’s 2023 Annual Meeting Proxy Statement.

There are no arrangements or understandings between Mr. García and any other person pursuant to which Mr. García was selected to serve as an executive officer. There are no family relationships between Mr. García and any director or executive officer of the Corporation. There are no transactions between the Corporation and Mr. García that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Denissa M. Rodríguez Adorno as Chief Accounting Officer

On December 8, 2023, Denissa M. Rodríguez Adorno was appointed Senior Vice President, Corporate Comptroller and Chief Accounting Officer the Corporation, effective April 1, 2024, succeeding Mr. García.

Ms. Rodríguez, age 39, has served since April 2018 as Senior Vice President and General Auditor of the Corporation. Prior to joining the Corporation, Ms. Rodríguez worked at PricewaterhouseCoopers LLP for 12 years, including as an Assurance Senior Manager from 2016 to 2018. Ms. Rodríguez holds a B.B.A. in accounting and finance from the University of Puerto Rico and is a Certified Public Accountant. In her new role, Ms. Rodríguez will report directly to Mr. García.

On December 7, 2023, the Committee approved an increase in Ms. Rodríguez’s base salary to $320,000, effective April 1, 2024, in connection with Ms. Rodriguez’s promotion to Corporate Comptroller and Chief Accounting Officer of the Corporation. She will also be entitled to participate in an annual incentive plan providing for short-term cash incentives based on the Corporation’s financial results and individual performance objectives. Under the annual cash incentive plan, Ms. Rodríguez’s short-term cash incentive could represent up to an additional 60% of her base salary (with a target of 45%), provided all objectives are met. In addition, Ms. Rodríguez’s will be entitled to participate in the Corporation’s long-term equity award program, which is funded at 25% of eligible base salaries and payable in restricted stock of the Corporation.

There are no arrangements or understandings between Ms. Rodríguez and any other person pursuant to which Ms. Rodríguez was selected to serve as an officer. There are no family relationships between Ms. Rodríguez and any director or executive officer of the Corporation. Banco Popular de Puerto Rico, the Corporation’s Puerto Rico-based banking subsidiary, has one outstanding loan transaction with Ms. Rodríguez that was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties, and did not involve and do not currently involve more than normal risks of collection or present other unfavorable features.

Item 7.01.	Regulation FD Disclosure.

On December 11, 2023, the Corporation issued a press release in connection with the matters described in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated December 11, 2023.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: December 11, 2023	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer